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                          AMENDMENT TO PROMISSORY NOTE

This Amendment of Promissory Note (the "Amendment") is made this 30th day of November, 1998, by Rolling Pin Kitchen Emporium, Inc. a Delaware corporation (the "Borrower") and Gabledon, Ltd. a BVI corporation (herein referred to as "Lender"). The Borrower and Lender are sometimes referred to herein as the "parties".
                              W I T N E S S E T H:

         WHEREAS, by Promissory Note dated September 30, 1998, Lender loaned to Borrower the sum of $300,000 upon certain terms and conditions including a due date of November 30, 1998; and

         WHEREAS, the parties desire to extend the due date of the Promissory Note to the earlier of the closing of the public offering of the Borrower or January 31, 1999 and increase the interest rate for the period from December 1, 1998 through the earlier of the closing of the public offering of the Borrower or January 31, 1999;

         NOW, THEREFORE, in consideration of the due date being extended and the interest rate being increased, and for such other good and valuable consideration, the parties hereto hereby agree as follows:

         1. The due date for the Promissory Note dated September 30, 1998, is hereby extended from November 30, 1998 to the earlier of the closing of the public offering of the Borrower or January 31, 1999.

         2. The interest rate on the Promissory Note for the period from December 1, 1998 through the earlier of the closing of the public offering of the Borrower or January 31, 1999, is hereby increased to seven and one-half percent (7.5%) per thirty day period on a pro rata basis.

         3. Except as expressly amended and modified herein, the terms and provisions of the Promissory Note shall remain in full force and effect and this Amendment shall take effect on November 30, 1998, unless the Promissory Note is paid in full on or before November 30, 1998.

         4. Borrower and Lender each warrant and covenant that they have full right and authority to enter this Amendment.

         5. This Amendment, together with the warranties and covenants contained herein and in the Promissory Note, shall inure to the benefit of Borrower and Lender and their successors and assigns, and shall be binding upon Borrower and Lender and their successors and assigns.

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         6. This Amendment may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Amendment shall be effective as an original.

         IN WITNESS WHEREOF, Borrower and Lender have hereunto caused to be set their hand and seal as of the date first mentioned.


                      ROLLING PIN KITCHEN EMPORIUM, INC.


                      By /s/  Greg Dukoff
                        --------------------------------------
                        Greg Dukoff, its CFO duly authorized




                      GABLEDON, LTD.


                      By /s/  Dr. Jur. Wilfried Hoop
                        -----------------------------------------------------
                        Dr. Jur. Wilfried Hoop,  Director its duly authorized